Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 033-85662, 033-90964, 333-37325, 333-40858, 333-97313, 333-97315, and 333-173811) of Simpson Manufacturing Co., Inc. of our report dated March 2, 2015 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 28, 2017

92